Exhibit 99.2

Pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350)

The undersigned, as the Executive Vice President - Finance and Chief Financial Officer of Georgia-Pacific Corporation, certifies that the Annual Report for the Georgia-Pacific Corporation Salaried 401(k) Plan on Form 11-K for the period ended December 31, 2002 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose.

/s/ Danny W. Huff Danny W. Huff Executive Vice President - Finance and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Georgia-Pacific Corporation and will be retained by Georgia-Pacific Corporation and furnished to the Securities and Exchange Commission or its staff upon request.